[Sutherland Letterhead]

September 17, 2008

VIA EDGAR

American Family Life Insurance Company

6000 American Parkway

Madison, WI 53738-0001

Re:	American Family Variable Account I
(File No. 333-147408)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 for American Family Variable Account I (File No. 333-147408). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

        /s/ Thomas E. Bisset

By: Thomas E. Bisset